UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 24, 2012

Dear Fellow Stockholders:

I am pleased to invite you to our 2012 Annual Meeting of Stockholders, which will be held on Wednesday, December 5, 2012, at 10:00 a.m., local time, at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our business and research and development efforts, as well as our pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2012 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 25, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 10, 2012, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee — you will receive instructions from the holder of record that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am,

Sincerely yours,

CYNTHIA L. SULLIVAN

President and Chief Executive Officer

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 5, 2012.
Time		10:00 a.m., local time.
Place		300 The American Road, Morris Plains, New Jersey 07950.
Proposals	1.	Elect seven directors to serve for a term of one year until the 2013 Annual Meeting of Stockholders;
	2.	To approve the Company’s named executive officers’ compensation on an advisory basis;
	3.	To approve the amendment and restatement of the Company’s certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company’s capital stock, all classes, from 120,000,000 shares, consisting of (i) 110,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), to 145,000,000 shares, consisting of (x) 135,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock;
	4.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013; and
	5.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.
Record Date		Only stockholders of record at the close of business on the record date, October 10, 2012, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.
Stock Transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 25, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 10, 2012, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 24, 2012

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2012 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950, on Wednesday, December 5, 2012, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 25, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 10, 2012, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 is available on the Internet at www.proxyvote.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on October 10, 2012, the record date for the 2012 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 75,692,548 shares of Immunomedics common stock issued and outstanding and entitled to vote. Accordingly, there are an aggregate of 75,692,548 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•

Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

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By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

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In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, and Proposal 2, the advisory vote on executive compensation, are not considered routine matters. Proposal 3, the approval of the Amended and Restated Certificate of Incorporation, and Proposal 4, the ratification of the independent registered public accounting firm, are currently considered routine matters. Nonetheless, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

HOW WILL THE RECENT RULE CHANGES TO DISCRETIONARY BROKER VOTING IMPACT THIS MEETING?	Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in “street name” is prohibited. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, approval of the Amended and Restated Certificate of Incorporation and the ratification of the independent registered public accounting firm are routine matters while the election of our directors and approval of the compensation of our named executive officers are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is no longer considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or

ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions are not counted FOR or AGAINST this proposal.

Proposal 2—Advisory Vote on Executive Compensation.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have authority to vote your unvoted shares held by the firm because this matter is considered to be non-routine. If your broker cannot vote your shares on matters such as these because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

Proposal 3—Approval of the Amended and Restated Certificate of Incorporation.

To approve Proposal 3, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock outstanding and entitled to vote at the meeting must vote FOR the proposal. An abstention will have the same effect as a vote “AGAINST.” If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm since such matter is considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

Proposal 4—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.

To approve Proposal 4, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm since such matter is considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

The inspector of election appointed for the 2012 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

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FOR Proposal 1—elect our seven nominees to the Board of Directors for a one-year term ending at the 2013 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

•	FOR Proposal 2—the advisory vote on executive compensation;

•	FOR Proposal 3—approve the amendment and restatement of our Certificate of Incorporation; and

•	FOR Proposal 4—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the Annual Meeting other than the election of directors, approval of the Amended and Restated Certificate of Incorporation, and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?	We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?	As permitted by the rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 25, 2012, we will begin mailing a Notice to all stockholders of record as of October 10, 2012, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, are also available on our Internet site at www.proxyvote.com. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated seven people to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and, other than Ms. Marcella LoCastro, each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Dr. Morton Coleman, Ms. Marcella LoCastro, Mr. Brian A. Markison, Ms. Mary E. Paetzold and Mr. Don C. Stark for election at the 2012 Annual Meeting of Stockholders to serve until the 2013 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2012, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve or served as a member of the Board of Directors. On March 5, 2012, Mr. Kenneth J. Zuerblis resigned from his position as a member of the Board of Directors of the Company, effective immediately. The persons named in the enclosed proxy will vote to elect as directors the seven nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Medical Officer, Immunomedics, Inc.

Age: 74	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 through June 2007.

• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.

• Chief Medical Officer from July 2007 to present.

• Serves concurrently as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

•    Serves concurrently as the President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation.

• Serves concurrently as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 57	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as President of IBC Pharmaceuticals, Inc.

Public company directorships: From November 2007 to December 2009 served as a director of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. From September 2002 to July 2007 served as a director of Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets (which was merged with Qiagen N.V., effective July 30, 2007).

Dr. Morton Coleman	Principal occupation: Clinical Professor of Medicine

Age: 73	Prior business experience:

Director since: 2000	• Director of the Center for Lymphoma and Myeloma in the Division of Hematology Oncology since 1997, at New York Presbyterian Hospital—Cornell Medical Center.

Research and Development Committee	• Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986.

• Published investigator and opinion leader in hematological malignancies.

Marcella LoCastro	Principal occupation: Chief Executive Officer of MLoCastro Consulting LLC and provides women’s leadership training and coaching to professional services firms, since July 2011

Age: 60	Prior business experience:

Director since: 2012 Audit Committee Compensation Committee

•    Serves as a Senior Advisor in Alvarez & Marsal’s Private Equity Services – Operations Group, Montclair State University’s Foundation and College of Business, Executive Women of New Jersey and New Jersey Society of Certified Public Accountants (NJSCPA) Magazine Editorial Boards, as well as served on the NJSCPA Executive Committee.

•    Managing Partner of the NY office of Tatum, LLP from September 2007 to December 2008.

•    Managing Director of Solomon Edwards Group NJ office from April 2006 to July 2007.

•    Held Partner roles with Deloitte LLP, JH Cohn LLP, Arthur Andersen LLP and Ernst & Young LLP.

Public company directorships: Member of the Board of Directors and the Audit Committee of BioClinica, Inc., a leading global provider of integrated, technology-enhanced clinical trial management services, since May 2011.

Brian A. Markison	Principal occupation: Healthcare Industry Executive at Avista Capital Partners, a leading private equity firm, since September 2012

Age: 53	Prior business experience:

Director since: 2004 Compensation Committee Governance and Nominating Committee Research & Development Committee Lead Outside Director

•    President and Chief Executive Officer of Fougera Pharmaceuticals, from July 2011 to July 2012.

•    President and Chief Executive Officer of King Pharmaceuticals, Inc., from 2004 to 2011.

•    Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•    From 1999 to 2001, Mr. Markison served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network; Senior Vice President, Licensing and External Development.

Public company directorships: Chairman of the Board of Directors for Rosetta Genomics, Ltd., a leading developer of microRNA-based molecular diagnostics, since April 2011. Member of the Board of Directors for PharmAthene, Inc., a biodefense company developing medical countermeasures against biological and chemical threats, since September 2011. From July 2011 to July 2012, served on the Board of Directors of Fougera Pharmaceuticals, a company created from the acquisition of Nycomed A/S by Takeda Pharmaceuticals, (which was acquired by Novartis AG, effective July 23, 2012). From December 2006 to February 2011 served as Chairman of the Board of Directors of King Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products (which was acquired by Pfizer Inc., effective February 28, 2011).

Mary E. Paetzold	Principal occupation: Chief Financial Officer of SMG Indium Resources Ltd., since July 2011

Age: 63	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

•    Adjunct Professor, Cameron School of Business, University of North Carolina – Wilmington from 2008 to 2009.

•    Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen Board of Directors from 1996 to 1997.

•    Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: From February 2003 to July 2011 served as a member of the Board of Directors and Chair of the Audit Committee of Orthovita, Inc., a specialty spine and orthopedic company with orthobiologic and biosurgery products (which was acquired by Stryker Corporation, effective June 27, 2011).

Don C. Stark	Principal occupation: Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996

Age: 58	Prior business experience:

Director since: 2005 Audit Committee Governance and Nominating Committee Research and Development Committee

•    From 1980 to 1995, Mr. Stark served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

•    From 2002 to the present, he has concurrently served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR SEVEN NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2013 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 31 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our named executive officers occur every year.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the 2012 Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of Immunomedics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2012 Annual Meeting.

Approval of this resolution requires the affirmative vote of a majority of the shares of Immunomedics’ common stock voted at the 2012 Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Description of Proposal

The Company’s Certificate of Incorporation, as amended (the “Certificate”) currently authorizes the Company to issue up to 120,000,000 shares of stock, all classes, consisting of (i) 110,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. On October 9, 2012, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company’s Certificate to increase the maximum number of shares of the Company’s stock authorized to 145,000,000 shares of stock consisting of: (x) 135,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock.

The Board of Directors has determined that an increase in the number of shares authorized for issuance, thereby increasing the number of shares of Common Stock authorized for issuance, is in the Company’s best interests. The proposed increase in the number of shares of Common Stock authorized for issuance will ensure that shares will be available, if needed, for issuance in connection with possible acquisitions, partnering, financings and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders’ meeting, would be beneficial to the Company. The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment and restatement. No further action or authorization by the Company’s stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company’s securities may then be listed. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix D.

The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

As of October 1, 2012, 75,692,548 shares of Common Stock were issued and outstanding, an aggregate of 6,596,825 shares of Common Stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plans, and an aggregate of 4,308,504 shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plans. No shares were reserved for issuance upon exercise of options granted outside of our existing stock plans and no shares of Preferred Stock were issued and outstanding. As a result, as of October 1, 2012, we have 23,402,123 shares of Common Stock available for issuance. If the proposed amendment and restatement is approved, 25,000,000 additional shares of Common Stock would be authorized but unissued, resulting in a total of 48,402,123 shares of Common Stock available for future issuance.

Potential Anti-Takeover Effect and Other Provisions

The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of the Company or our stockholders. We are not currently aware of any pending or proposed transaction involving a change of control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.

Various provisions of our Certificate, our Amended and Restated Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by our Board of Directors, including the following: (a) authorization of “blank check” preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of Directors of the size of our Board of Directors; (d) the inability of our stockholders to call special meetings of stockholders; and (e) advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation’s voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.

Proposed Amendment and Restatement

The Stockholders are being asked to consider and vote upon a proposed amendment and restatement of the Company’s Certificate to increase the maximum number of shares of the Company’s stock authorized from 120,000,000 shares of stock, all classes, to 145,000,000 shares of stock consisting of: (i) 135,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. Although the Company has no present intent to issue any additional shares of Common Stock, the Board of Directors believes that the additional shares would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013. Ernst & Young LLP has been engaged by us to audit our consolidated financial statements since July 2002.

Ernst & Young LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended.

A description of the services provided by Ernst & Young LLP, and the fees we paid for such services, can be found under the heading “Independent Registered Public Accounting Firm” on page 56 of this proxy statement.

The affirmative vote of a majority of the shares voted at the 2012 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of Ernst & Young LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2012 for: (i) the executive officers named in the Summary Compensation Table on page 42 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by November 29, 2012 (60 days after October 1, 2012) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 75,692,548 shares of common stock outstanding on October 1, 2012.

Name of beneficial owner**	Number of shares	Percentage of common stock
Dr. David M. Goldenberg(1)	8,204,031	10.5%
Cynthia L. Sullivan(2)	8,266,241	10.6%
Dr. Morton Coleman(3)	181,500	*
Marcella LoCastro(4)	22,500	*
Brian A. Markison(5)	125,000	*
Mary E. Paetzold(6)	118,300	*
Don C. Stark(7)	105,000	*
Gerard G. Gorman(8)	438,166	*

All Directors and Executive Officers as a group (8 persons)(9)	9,409,336	11.9%

FMR LLC(10)	9,826,772	13.0%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.(11)	4,229,442	5.6%
40 East 52nd Street New York, NY 10022
The Vanguard Group, Inc.(12)	4,060,013	5.4%
100 Vanguard Blvd. Malvern, PA 19355

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2012 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
(1)

Consists of (i) 2,465,786 shares held by Dr. Goldenberg; (ii) 156,421 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 2,002,171 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,489,063 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,031,250 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 3,637,848 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Dr. Goldenberg does not include 150,000 restricted stock units granted to Dr. Goldenberg on August 24, 2011 and 85,700 restricted stock units granted to Dr. Goldenberg on August 27, 2012 for his services as an Officer of the Company, nor does it include 18,750 restricted stock units granted to Ms. Sullivan on June 10, 2009, 112,500 restricted stock units granted to Ms. Sullivan on August 24, 2011 and 100,000 restricted stock units granted to Ms. Sullivan on August 27, 2012 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, all of which have not vested.
(2)	Consists of (i) 156,421 shares held by Ms. Sullivan; (ii) 2,465,786 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 2,002,171 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,489,063 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,031,250 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 4,886,399 shares as listed in items (ii), (iv), (vi), (vii), (viii), (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Ms. Sullivan does not include 18,750 restricted stock units granted to Ms. Sullivan on June 10, 2009, 112,500 restricted stock units granted to Ms. Sullivan on August 24, 2011 and 100,000 restricted stock units granted to Ms. Sullivan on August 27, 2012 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, nor does it include 150,000 restricted stock units granted to Dr. Goldenberg on August 24, 2011 and 87,500 restricted stock units granted to Dr. Goldenberg on August 27, 2012 for his services as an Officer of the Company, all of which have not vested.
(3)	Consists of (i) 20,000 shares held by Dr. Coleman; (ii) 60,250 shares held by Dr. Coleman’s wife; (iii) 6,250 shares held by certain of his grandchildren; and (iv) 95,000 shares which may be acquired by him upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Dr. Coleman does not include 5,000 restricted stock units granted to Dr. Coleman on December 7, 2011 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(4)	Consists of 22,500 shares that may be acquired by Ms. LoCastro upon the exercise of options to purchase shares of common stock.
(5)	Consists of 20,000 shares held directly by Mr. Markison and 105,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Markison does not include 5,000 restricted stock units granted to Mr. Markison on December 7, 2011 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(6)	Consists of 20,000 shares held directly by Ms. Paetzold, 3,300 shares held in her individual retirement account and 95,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Ms Paetzold does not include 5,000 restricted stock units granted to Ms. Paetzold on December 7, 2011 pursuant to the Company’s 2006 Stock Incentive Plan for her services as a Director of the Company, which have not vested.
(7)	Consists of 20,000 shares held directly by Mr. Stark and 85,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Stark does not include 5,000 restricted stock units granted to Mr. Stark on December 7, 2011 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.

(8)	Consists of 68,166 shares held directly by Mr. Gorman and 370,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Gorman does not include 11,250 restricted stock units granted to Mr. Gorman on June 15, 2009, 15,000 restricted stock units granted to Mr. Gorman on August 24, 2011 and 20,000 restricted stock units granted to Mr. Gorman on August 27, 2012 pursuant to the Company’s 2006 Stock Incentive Plan for his services as an Officer of the Company, which have not vested.
(9)	See Notes 1-8 above.
(10)	This information is based solely on a Form 13F report by FMR, LLC for the quarter ended June 30, 2012. FMR LLC, an investment company registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,826,772 shares or 13.0% of the Common Stock outstanding of Immunomedics, Inc., as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 9,826,772 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3rd, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(11)	This information is based solely on Form 13F holdings reports by BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors for the quarter ended June 30, 2012. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are the beneficial owners of 2,154,811 shares and 2,074,631 shares, respectively, of the Common Stock outstanding of Immunomedics, Inc. In aggregate, the two companies are the beneficial owners of 5.6% of the Common Stock outstanding of Immunomedics, Inc. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are institutional investment managers subject to Section 13(f) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are subsidiaries of BlackRock, Inc. The securities positions reported by BlackRock Institutional Trust Company, N.A., and BlackRock Fund Advisors are also being reported on behalf of BlackRock, Inc. However, BlackRock, Inc. does not exercise, and therefore disclaims investment discretion, with respect to any Section 13(f) securities positions over which BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors exercise discretion. Prior to a name change which was effective 12/01/2009, BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors reported for 13F purposes as Barclays Global Investors N.A. and Barclays Global Fund Advisors, respectively.
(12)	All information relating to The Vanguard Group, Inc. is based on information disclosed in a Form 13F holdings report filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on August 13, 2012. According to that filing, The Vanguard Group, Inc. has the sole power to vote, or direct the vote of 3,947,703 shares and the sole power to dispose, or direct the disposition of 112,310 shares.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices. We also reviewed with our legal counsel and other professional advisors the rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of seven members, although we regularly seek additional qualified candidates to consider joining the Board of Directors. On March 5, 2012, Mr. Kenneth J. Zuerblis resigned from his position as a member of our Board of Directors, effective immediately. Effective March 6, 2012, our Governance and Nominating Committee recommended, and the members of the Board of Directors approved, after review of the experience and credentials of Ms. Marcella LoCastro, the election of Ms. LoCastro to our Board of Directors. On March 6, 2012, our Board of Directors appointed Ms. LoCastro as a member of the Board of Directors to fill the vacancy and serve until the 2012 Annual Meeting of Stockholders. Ms. LoCastro was also appointed to serve on the Audit Committee and Compensation Committee.

The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in the review and approval by our Board of Directors each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

In fiscal 2012, the Board of Directors met eight times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Dr. Coleman, Mr. Markison, Ms. Paetzold, Mr. Stark and Mr. Zuerblis attended the Company’s 2011 Annual Meeting of Stockholders.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Certain of our directors have experience as senior management of pharmaceutical and biotechnology companies which brings unique perspectives to the Board of Directors. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual directors, or director nominees, that have led our Governance and Nominating Committee to conclude that these individuals should serve on our Board of Directors:

Brian A. Markison, our lead independent director who brings extensive research and development, manufacturing and sales experience in the pharmaceuticals and life sciences industries, is a Healthcare Industry Executive at Avista Capital Partners, a leading private equity firm. Previously, he served as President, Chief Executive Officer and a member of the Board of Directors of Fougera Pharmaceuticals Inc. Mr. Markison also serves as the Chairman of the Board of Directors for Rosetta Genomics, Ltd., and as a Director for PharmAthene, Inc.

Dr. Morton Coleman, a Director of the Center for Lymphoma and Myeloma at New York Presbyterian Hospital and a published investigator and opinion leader in hematological malignancies, brings over 20 years of clinical expertise in the fields of hematology and oncology.

Marcella LoCastro, has over 35 years of experience working with CEOs and CFOs providing accounting solutions, software package implementations, business process improvement and management reporting solutions and is Chief Executive Officer of MLoCastro Consulting LLC.

Mary E. Paetzold, has over 35 years of experience in accounting, internal controls and finance functions and is Chief Financial Officer of SMG Indium Resources Ltd.

Don C. Stark, brings extensive expertise in the fields of oncology and immunology both in marketing and sales through his experience with Bristol-Meyers Squibb, Immunex, Repligen and most recently through his position as President and Chief Executive Officer of Whistler Associates, Inc., a marketing and strategic planning consulting firm focused on the field of oncology.

Cynthia L. Sullivan, our President and Chief Executive Officer, has over 25 years of biopharmaceutical research and development experience in the fields of oncology and immunology. Additionally, Ms. Sullivan brings extensive public company experience through her past director positions with Urigen Pharmaceuticals, Inc. and Digene Corp. Ms. Sullivan currently serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg, our founder, Chairman of the Board of Directors, Chief Scientific Officer and Chief Medical Officer, brings over 40 years of research and development experience in the fields of oncology and immunology. Dr. Goldenberg, a pioneer in the development of radiolabeled antibodies for various applications in the detection, diagnosis and therapy of cancer, has received numerous professional awards and recognition from scientific bodies in the United States and around the world.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since March 2001, our leadership structure has divided the Chairman of the Board of Directors, and the President

and Chief Executive Officer roles into two positions. Currently, Dr. David M. Goldenberg, our founder, serves as Chairman of the Board, Chief Scientific Officer and Chief Medical Officer, while Cynthia L. Sullivan serves as our President and Chief Executive Officer. Dr. Goldenberg and Ms. Sullivan are married. Since 2009, our Board of Directors has also designated a lead independent director who acts as the leader of the independent directors of the Board of Directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our Chairman of the Board of Directors and President and Chief Executive Officer, provides input to the Chairman in planning agendas for meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Currently, Mr. Markison serves as our lead independent director. Our Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development of our product candidates and other relevant factors. After considering these factors, our Board of Directors has determined that the individual roles of Chairman of the Board of Directors, and President and Chief Executive Officer, along with a lead independent director, is an appropriate board leadership structure for our company at this time.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board of Directors receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding our risk and control environment.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our Chief Executive Officer and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our website at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our website at www.immunomedics.com.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and Chief Executive Officer or the Senior Vice President of Finance and Chief Financial Officer (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers, and, if deemed appropriate, the Board of Directors will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company (or an authorized committee of the Board of Directors) after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent.” There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of, Mr. Brian A. Markison, Ms. Marcella LoCastro, Ms. Mary E. Paetzold and Mr. Don C. Stark are deemed “independent” under applicable law and the listing standards of the NASDAQ Global Market, and accordingly if all seven nominees are elected to the Board of Directors at the 2012 Annual Meeting of Stockholders, we will have a majority of independent directors on our Board.

The Board of Directors has determined that Dr. Morton Coleman, one of our outside directors since 2000, is not deemed to be “independent” by virtue of his association with Weill Medical College of Cornell University, which is currently conducting clinical trials on the Company’s behalf.

Brian A. Markison, a member of the Board of Directors since 2004, was elected to serve as the Lead Outside Director, for which he is entitled to receive additional compensation as described further below in the section titled “Director Compensation.”

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee as adopted by our Board of Directors, Compensation Committee as adopted by our Board of Directors and the Governance and Nominating Committee as adopted by our Board of Directors are attached to this proxy statement as Appendix A, Appendix B and Appendix C, respectively, and can be found on our website www.immunomedics.com. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters.

AUDIT COMMITTEE

Members in Fiscal 2012	Responsibilities	Meetings in Fiscal 2012
Ms. LoCastro, Ms. Paetzold, Mr. Stark & Mr. Zuerblis	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	4

	At each Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

	The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.” Ms. LoCastro also qualifies as an “audit committee financial expert” but is not the Audit Committee’s designated expert.

	Ms. Paetzold and Mr. Stark were members of the Audit Committee for the entire fiscal 2012. On March 5, 2012, Mr. Zuerblis resigned from his position as a member of our Board of Directors, effective immediately. On March 6, 2012, the Board of Directors appointed Ms. LoCastro as a member of the Board of Directors to fill the vacancy and serve until the 2012 Annual Meeting of Stockholders. Ms. LoCastro was also appointed to serve on the Audit Committee.

	You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website www.immunomedics.com.

	Please see also the Audit Committee Report below.

COMPENSATION COMMITTEE

Members in Fiscal 2012	Responsibilities	Meetings in Fiscal 2012
Ms. LoCastro, Mr. Markison, Ms. Paetzold & Mr. Zuerblis	The Compensation Committee consists entirely of directors who (i) are “Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance.	9

	The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2006 Stock Incentive Plan, as amended, including the granting and certain terms of stock options and other stock-based awards, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer.

	When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. Our Compensation Committee also monitors and evaluates the adequacy and market competitiveness of our compensation plans and programs and determines whether these plans and programs create incentives for a particular employee group to take actions which could put the Company at undue risk.

	Mr. Markison and Ms. Paetzold were members of the Compensation Committee for the entire fiscal 2012. On March 5, 2012, Mr. Zuerblis resigned from his position as a member of our Board of Directors, effective immediately. On March 6, 2012, the Board of Directors appointed Ms. LoCastro as a member of the Board of Directors to fill the vacancy and serve until the 2012 Annual Meeting of Stockholders. Ms. LoCastro was also appointed to serve on the Compensation Committee.

	The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com.

	Please see also the Compensation Committee Report below.

GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2012	Responsibilities	Meetings in Fiscal 2012
Mr. Markison, Ms. Paetzold & Mr. Stark	The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee will consider nominees recommended by our stockholders for election to the Board of Directors at the 2013 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2012 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve.	6

	In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole. The G&N Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the G&N Committee values diversity on our Board of Directors and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

	In accordance with NASDAQ Rule 5605(e), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is comprised of Mr. Markison, Ms. Paetzold and Mr. Stark, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Mr. Markison, Ms. Paetzold and Mr. Stark were members of the G&N Committee for the entire fiscal 2012.

	The charter of our Governance and Nominating Committee can be found on our website at www.immunomedics.com.

RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2012	Responsibilities	Meetings in Fiscal 2012
Dr. Coleman, Mr. Markison & Mr. Stark	The Research and Development Committee (the “R&D Committee”) oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline. Dr. Coleman, Mr. Markison and Mr. Stark were members of the R&D Committee for the entire fiscal 2012.	4

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2012 were Mr. Markison, Ms. Paetzold, Mr. Zuerblis who resigned from his position as a member of our Board of Directors, effective March 5, 2012, and Ms. LoCastro who was appointed to the Compensation Committee on March 6, 2012. No member of the Compensation Committee was at any time during fiscal 2012, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We do not pay directors who are also Immunomedics employees any additional compensation for their service as a director. We do compensate our non-employee directors for their service as a director. Below we show the compensation paid to our non-employee directors in fiscal 2012.

Fiscal 2012 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2012:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Morton Coleman, M.D.	25,000	16,550	21,764	—	—	—	63,314
Marcella LoCastro	8,250	—	48,449	—	—	—	56,699
Brian A. Markison	59,500	16,550	32,646	—	—	—	108,696
Mary E. Paetzold	41,000	16,550	21,764	—	—	—	79,314
Don C. Stark	31,000	16,550	21,764	—	—	—	69,314
Kenneth J. Zuerblis	24,750	16,550	21,764	—	—	—	63,064

(1)	Consists of amounts described under “Cash Compensation.”
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Cash Compensation

Each director who is not an employee of Immunomedics receives:

Fees*	Fiscal 2012*	For each:
Basic retainer:	$25,000	Fiscal year
Lead Outside Director	$50,000	Fiscal year
Chairman of the Audit Committee	$12,000	Fiscal year
Member of the Audit Committee	$5,000	Fiscal year
Chairman of the Compensation Committee	$6,500	Fiscal year
Member of the Compensation Committee	$3,000	Fiscal year
Chairman of the Governance & Nominating Committee	$3,000	Fiscal year
Member of the Governance & Nominating Committee	$1,000	Fiscal year

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2006 Stock Incentive Plan, as amended, referred to in this proxy statement as the 2006 Stock Incentive Plan. Each individual who is first elected or appointed as a non-employee director is automatically granted, on the date of such initial election or appointment, 22,500 nonqualified stock options (only if the annual equity retainer has not been provided). Initial option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death and upon a change in control or hostile take-over of the Company.

In addition to the foregoing initial grants, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting will automatically receive an additional annual grant of up to 10,000 nonqualified stock options (15,000 nonqualified stock options for the lead outside director), and up to 5,000 restricted stock units, or RSUs. The 2006 Stock Incentive Plan administrator, which is the Compensation Committee, will determine the actual number of nonqualified stock options and RSUs at the time of each such annual grant. Annual option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants vest in full upon the earlier of (i) the director’s completion of one year of service as a non-employee director from the date of grant, or (ii) the director’s continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability and upon a change in control or hostile take-over of the Company.

Option and RSU Grants to Non-Employee Directors During Fiscal Year 2012

During fiscal year 2012, the following non-employee directors were granted options to purchase shares of common stock and RSUs. All option and RSU grants listed below were made under the 2006 Stock Incentive Plan.

	Stock Options			RSUs
Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date
Morton Coleman, M.D.(1)	10,000	12/07/2011	$3.31	5,000	12/07/2011
Marcella LoCastro(2)	22,500	03/06/2012	$3.28	—	—
Brian A. Markison(3)	15,000	12/07/2011	$3.31	5,000	12/07/2011
Mary E. Paetzold(4)	10,000	12/07/2011	$3.31	5,000	12/07/2011
Don C. Stark(5)	10,000	12/07/2011	$3.31	5,000	12/07/2011
Kenneth J. Zuerblis	10,000	12/07/2011	$3.31	5,000	12/07/2011

(1)	As of June 30, 2012, the aggregate numbers of stock option and RSU awards outstanding for Dr. Coleman are 175,000 and 5,000, respectively.
(2)	As of June 30, 2012, the aggregate number of stock option awards outstanding for Ms. LoCastro is 22,500.
(3)	As of June 30, 2012, the aggregate numbers of stock option and RSU awards outstanding for Mr. Markison are 105,000 and 5,000, respectively.
(4)	As of June 30, 2012, the aggregate numbers of stock option and RSU awards outstanding for Ms. Paetzold are 95,000 and 5,000, respectively.
(5)	As of June 30, 2012, the aggregate numbers of stock option and RSU awards outstanding for Mr. Stark are 85,000 and 5,000, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose employment agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	57	President and Chief Executive Officer
Dr. David M. Goldenberg	74	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer
Gerard G. Gorman	61	Senior Vice President Finance and Chief Financial Officer

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V. From November, 2007 to December 2009, Ms. Sullivan served as a member of the Board of Directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. As of May 2009, Ms. Sullivan also serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Medical Officer, having been our Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,800 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President and a Trustee of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator Grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold

Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

Gerard G. Gorman has served as our Senior Vice President Finance and Chief Financial Officer since June 2006 and Vice President, Finance and Chief Financial Officer from September 2001 until June 2006. From 1996 to 2001, Mr. Gorman was employed by the Animal Health Division of Pfizer Inc., where he was Vice President, Finance and Information Technology and Chief Financial Officer. While at Pfizer, Mr. Gorman directed strategic and long-range financial planning as well as negotiations related to acquisitions, divestitures and outsourcing of support operations. Mr. Gorman previously held a variety of other senior positions at Pfizer, including: Senior Director, Corporate Treasury Operations; Director, Administration—International Pharmaceuticals Group; Director, Finance/Assistant Treasurer International; and Manager, Benefit Financing/Senior Financial Analyst. Mr. Gorman completed a B.A. in economics from Fairfield University and received his M.B.A. from Adelphi University. Mr. Gorman also serves as a member of the Board of Directors of the Northern Ireland Children’s Enterprise and as a member of the Board of Trustees of the Mianus River Gorge Preserve.

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers and other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during fiscal year 2012. Our Chief Executive Officer (the “CEO”), Chief Scientific Officer and Chief Medical Officer, and the Chief Financial Officer will be referred to as the “named executive officers” for purposes of this discussion.

Executive Summary

Our overarching compensation goal is to motivate, recruit and retain executive officers in a manner that promotes superior executive performance and successful financial results for us while aligning the interests of the executive officers with the long-term interests of our stockholders. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

•	We benchmark executive officer compensation against a peer group of comparably sized public companies in the pharmaceutical industry.

•

We target compensation between the 25th and 75th percentiles for base salary and annual cash incentive amounts. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

•

We primarily structure our total compensation in the form of base salary, annual short-term cash incentive awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

•

Our compensation structure seeks to align our executives’ compensation with our long-term growth and success by rewarding the discovery and development of new product candidates, the advancement of our existing pipeline of therapeutic product candidates and the strategic partnering for further clinical development and commercialization of our product candidates.

•	We maintain severance and change in control arrangements in place for our executives comparable to other companies in our peer group.

•

We seek to maintain a conservative cash utilization rate in order to advance our product candidates in various market conditions. We believe this approach has allowed us to continue advancing our pipeline of therapeutic product candidates and technologies during the current economic downturn.

Compensation Objectives and Philosophy

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting our strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for us; and

•	Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term equity-based incentives.

Setting Executive Compensation

In fiscal year 2012, the Compensation Committee engaged James F. Reda & Associates, a Division of Gallagher Benefit Services, Inc. (“James F. Reda”), an independent executive compensation consulting firm, to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. During fiscal year 2012, James F. Reda performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies and provided it to the Compensation Committee. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2012 fiscal year. The Compensation Committee consulted with James F. Reda regarding the CEO’s recommendations.

In determining the compensation of each named executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to named executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from James F. Reda detailing the 25th percentile, median, and 75th percentile of (i) base salary; (ii) target annual cash compensation (i.e., salary + target cash incentive); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary + target cash incentive + long-term equity incentives); for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on James F. Reda market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of our peer group to be competitive and appropriate for the named executive officers. Cash incentive levels among our peer group were used to establish target cash incentive compensation for our named executive officers. The Compensation Committee did not, however, tie cash compensation to potential values realizable from option grants to measure total target direct compensation as a means to determine the option grants it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our strategic goals. We believe our approach to compensation assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe our approach to compensation reflects sound risk management practices and does not encourage excessive risk-taking.

The peer group used for competitive comparisons in fiscal year 2012 reflects companies with which we compete for talent. Base salary, cash incentives and long-term equity incentive awards were benchmarked to these companies. Changes made to the 2011 peer group are summarized below:

Removed Company	Reason
Allos Therapeutics Inc.	Acquired by Spectrum Pharmaceuticals
Cornerstone Therapeutics Inc.	Different GICS[1] code

Dynavax Technologies Corp.	Disclosed data was incomplete in last year’s study
Inspire Pharmaceuticals Inc.	Acquired by Merck

Nabi Biopharmaceuticals	Entered into merger agreement to be acquired by Australia’s Biota Holdings Ltd.
Regeneron Pharmaceuticals	Incompatible market cap

SuperGen Inc.	Named changed to Astex Therapeutics (remains in 2012 peer group)
VIVUS Inc.	Different GICS[1] code

XenoPort Inc.	Different GICS[1] code

Added Company	Reason
ArQule Inc.	Same GCIS code with comparable revenue and market cap
Medivation Inc.	Same GCIS code with comparable revenue and market cap

(1)	Global Industry Classification Standard

The peer group data used by James F. Reda was obtained from Kenexa’s CompAnalyst Executive®, a compensation data service, and consisted of the following twenty-four companies:

Company	Rolling 4 Quarters Revenue ($ in millions)	Market Capitalization (04/30/2012) ($ in millions)
Affymax Inc.	48	471
Ariad Pharmaceuticals Inc.	25	2,591
ArQule Inc.	47	432
Astex Pharmaceuticals Inc.	67	165
BioCryst Pharmaceuticals Inc.	20	179
Celldex Therapeutics Inc.	9	268
Cytokinetics Inc.	4	78
Dendreon Corp.	217	1,793
Dyax Corp.	52	161
Enzon Pharmaceuticals Inc.	48	301
Exelixis Inc.	290	713
Human Genome Sciences Inc.	152	2,928
Immunogen Inc.	22	979
Mannkind Corp.	0	375
Medivation Inc.	60	2,913
Neurocrine Biosciences Inc.	77	493
NPS Pharmaceuticals Inc.	102	617
PDL Biopharma, Inc.	352	880
Progenics Pharmaceuticals Inc.	85	372
Rigel Pharmaceuticals Inc.	5	552
Seattle Genetics Inc.	95	2,307
Spectrum Pharmaceuticals Inc.	193	633
Threshold Pharmaceuticals	0	390
XOMA Ltd.	58	197

75th Percentile	98	929
50th Percentile	52	493
25th Percentile	21	336
Immunomedics	43	271
Immunomedics Percentile Rank	34%	22%

Components of Compensation

For the 2012 fiscal year, our executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards;

•	Special benefits and perquisites; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer for the 2013 fiscal year based on performance in 2012. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. The Compensation Committee has worked with James F. Reda to establish and understand such market benchmarks. Increases in annual salaries are also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each named executive officer’s contributions in light of all such criteria. Based upon such criteria and using the compensation data provided by James F. Reda, for fiscal year 2012, the Compensation Committee approved a 3.9% salary increase from fiscal year 2011 levels for Ms. Sullivan and Dr. Goldenberg. The Committee believes the increase would result in such executive officers’ salaries being at or near the median base salaries for comparable executive positions at our peer group companies. For fiscal year 2013, the Compensation Committee approved a 3.0% salary increase from fiscal year 2012 levels for Ms. Sullivan and Mr. Gorman and a 3.5% increase for Dr. Goldenberg. The Committee believes the increase would result in salaries for Ms. Sullivan and Dr. Goldenberg being at or near the median base salaries and for Mr. Gorman slightly below the median base salary for comparable executive positions at our peer group companies and reasonably consistent with the average percentage increase in salaries by our peers. The table below shows fiscal year 2012 and fiscal year 2013 base salary rates for each named executive officer:

Name	Title	2012 Salary	2013 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$580,553	$597,970	3.0%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$545,633	$564,730	3.5%

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$306,180	$315,366	3.0%

Annual Short-Term Cash Incentives

As part of their compensation package, our named executive officers have the opportunity to earn annual cash incentive awards. We do not have a formal incentive or bonus plan for our named executive officers that ties annual cash incentives or bonuses with base salary to create target annual cash compensation. Cash incentive awards are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary cash incentives may also be awarded to our named executive officers during the course of the year.

Each named executive officer has a target cash incentive opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its comparison of the total compensation opportunity of our named executive officers against the total compensation opportunity of similarly situated executives at the companies identified above. In assessing the total compensation opportunity, the Compensation Committee also takes into account the named executive officer’s relative experience in his or her position and in the industry generally and our overall financial position. For fiscal year 2012, the target cash incentive level set for each of our named executive officers was 50% of base salary for Ms. Sullivan and Dr. Goldenberg and 30% of base salary for Mr. Gorman, with potential payouts ranging from 0% to 150% of the target amount depending upon the level of achievement of performance goals.

Each year, in considering annual cash incentive awards, the Compensation Committee evaluates the annual performance of the individual executives, focusing on the executive’s performance in his or her area or areas of functional responsibility relative to the achievement of our annual corporate goals and other significant corporate accomplishments. Cash incentive awards are based on achievement of pre-established Company objectives and individual goals established by the Compensation Committee in consultation with the CEO for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual’s performance relative to our overall priorities and strategies.

Our strategic plan and individual performance targets include successful partnering transactions and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee.

In fiscal year 2012, our strategic plan focused on:

•	Advancing our pipeline of therapeutic product candidates and technologies;

•	Strengthening the price-per-share value of our common stock; and

•	Securing financing to ensure a sufficient cash position.

The Compensation Committee weighs each of the individual performance goals established for the named executive officers separately when evaluating each named executive officer’s performance and awarding actual cash incentive amounts. Performance goals that are in the executive’s area or areas of functional responsibility are weighted heavier than others. Weighting is determined by the Compensation Committee when approving the annual goals and objectives. The actual amount of cash incentive paid is entirely discretionary; the Compensation Committee does not establish threshold levels that a named executive officer must attain before a cash incentive is awarded.

In fiscal year 2012, Ms. Sullivan’s individual performance goals were established to focus on her areas of responsibility which, in her capacity as our President and CEO, centered around her ability to advance our pipeline of therapeutic product candidates and technologies, implement and manage our short- and long-term strategic plan and maintain stockholder confidence in management and the Company. In addition, Ms. Sullivan’s specific performance goals included:

•	Completing Phase I/II study of yttrium-90-labeled clivatuzumab in combination with gemcitabine for patients with advanced pancreatic cancer;

•	Initiating a new Phase Ib study of yttrium-90-labeled clivatuzumab in patients with pancreatic cancer who have received at least 2 prior therapies;

•	Enrolling patients into Phase I/II studies of milatuzumab in chronic lymphocytic leukemia and non-Hodgkin lymphoma;

•

Enrolling patients into a Phase I/II study of milatuzumab-doxorubicin for the treatment of multiple myeloma and extending the study to patients with relapsed non-Hodgkin lymphoma and chronic lymphocytic leukemia;

•	Enrolling patients into a Phase I/II clinical trial combining veltuzumab with yttrium-90-labeled epratuzumab in patients with aggressive non-Hodgkin lymphoma;

•	Enrolling patients into a Phase I/II clinical trial of labetuzumab-SN-38 for the treatment of colorectal cancer; and

•	Initiating a Phase I/II study of hRS7-SN-38 for the treatment of solid cancers.

In fiscal year 2012, Dr. Goldenberg’s individual performance goals were established to focus on his areas of responsibility which, in his capacity as our Chief Medical Officer and Chief Scientific Officer, centered around his ability to design, implement and manage our clinical and pre-clinical research and development activities and maintain the effectiveness of patent and proprietary protections over our pipeline of therapeutic product candidates and technologies.

In fiscal year 2012, Mr. Gorman’s individual performance goals were established to focus on his areas of responsibility, which in his capacity as our Senior Vice President, Finance and Chief Financial Officer, centered on his ability to develop, implement and manage our financial strategic plan, ensure compliance with federal and state securities reporting requirements, strengthen our cash position, maintain stockholder confidence in management of the Company and manage relationships with licensing partners to strengthen our cash position.

Based on the Compensation Committee’s assessment of the performance of each of the named executive officers and our overall performance, the actual cash incentive paid for fiscal year 2012 was at or near the target level for Dr. Goldenberg, and below the target level for Ms. Sullivan and Mr. Gorman.

With respect to Ms. Sullivan, the Compensation Committee determined that Ms. Sullivan achieved her performance goals of (i) completing the Phase I/II study of yttrium-90-labeled clivatuzumab in combination with gemcitabine for patients with advanced pancreatic cancer; (ii) initiating a new Phase Ib study of yttrium-90-labeled clivatuzumab in patients with pancreatic cancer who have received at lease two prior therapies; (iii) continuing patient enrollment into Phase I/II studies of milatuzumab in chronic lymphocytic leukemia and non-Hodgkin lymphoma, and veltuzumab combined with yttrium-90-labeled epratuzumab in patients with aggressive non-Hodgkin lymphoma; (iv) continuing patient enrollment into a Phase I/II study of milatuzumab-doxorubicin for the treatment of multiple myeloma and extending the trial to patients with relapsed non-Hodgkin lymphoma and chronic lymphocytic leukemia; (v) continuing patient enrollment into a Phase I/II clinical trial of labetuzumab-SN-38 for the treatment of colorectal cancer; and (vi) initiating a Phase I/II study of hRS7-SN-38 for the treatment of solid cancers; and that achievement of such goals advanced our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan. In addition, Ms. Sullivan strengthened the investment community’s understanding of Immunomedics and our strategies by increasing the number of analysts covering Immunomedics from five to six. Ms. Sullivan also strengthened our cash position with a cash receipt of $30 million by amending the licensing agreement with UCB. However, Ms. Sullivan did not complete the goal of the Company’s executing a sublicensing arrangement with UCB. Furthermore, the arbitration hearing against Bank of America for our Auction Rate Securities investments has not yet concluded with a successful outcome, and the Company did not initiate an equity-based financing. As a result, Ms. Sullivan did not achieve all of her performance goals.

With respect to Dr. Goldenberg, the Compensation Committee determined that Dr. Goldenberg achieved his performance goals by advancing our pipeline of therapeutic product candidates and discovering and developing new product candidates and technologies, including (i) launching a Phase Ib study of yttrium-90-labeled clivatuzumab in patients with pancreatic cancer who have received at least two prior therapies; (ii) initiating a Phase I/II study of hRS7-SN-38 for the treatment of solid cancers; and (iii) expanding the number of active U.S. patents to 205.

With respect to Mr. Gorman, the Compensation Committee determined that Mr. Gorman achieved his performance goals of (i) strengthening our cash position with a cash receipt of $30 million by amending the licensing agreement with UCB; (ii) ensuring our compliance with federal and state securities reporting requirements; and (iii) strengthening the price-per-share value of our common stock by increasing the number of analysts covering Immunomedics from five to six; and (vi) advancing our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan by maintaining our expenses within our budget. However, Mr. Gorman did not complete the goal of the Company’s executing a sublicensing arrangement with UCB. Furthermore, the arbitration hearing against Bank of America for our Auction Rate Securities investments has not yet concluded with a successful outcome, and the Company did not initiate an equity-based financing. As a result, Mr. Gorman did not achieve all of his performance goals.

Based upon the foregoing, and taking into account the relative significance of each performance goal achieved by our named executive officers, the Compensation Committee, after consulting with James F. Reda, accepted their recommendation and awarded our named executive officers the cash incentives detailed in the table below. According to the information supplied by James F. Reda, average annual cash incentives paid to chief executive officers in our 2012 peer group were approximately 58% of their salaries. Executive officers below the chief executive officer level of companies in our peer group on average received annual cash incentives of 39% of base salaries.

The table below details fiscal year 2012 annual cash incentive targets and actual payouts for each of the named executive officers.

Name	Title	2012 Target Cash Incentive ($)	2012 Target Cash Incentive (% Salary)	2012 Actual Cash Incentive ($)	2012 Actual Cash Incentive (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$290,277	50%	$203,194	35%

Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Medical Officer	$272,817	50%	$231,212	42%

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$91,854	30%	$40,000	13%

The dollar amount of the fiscal year 2013 annual cash incentive targets for Ms. Sullivan and Dr. Goldenberg are the result of employment agreements effective July 1, 2011. The table below shows the dollar amount of the fiscal year 2012 and fiscal year 2013 annual target cash incentive for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2012 Target Cash Incentive ($)	2012 Target Cash Incentive (% Salary)	2013 Target Cash Incentive ($)	2013 Target Cash Incentive (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$290,277	50%	$298,985	50%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$272,817	50%	$282,365	50%

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$91,854	30%	$94,610	30%

The table below details, for each named executive officer, the total target cash compensation established by the Compensation Committee for fiscal year 2012, as measured by the sum of salary and target cash incentive, and the total actual cash compensation paid for fiscal year 2012, as measured by the sum of salary and actual cash incentive.

Name	Title	2012 Total Target Cash Compensation ($)		2012 Total Actual Cash Compensation ($)
Cynthia L. Sullivan	President and Chief Executive Officer	$870,830	(1)	$783,747	(2)

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$818,450	(3)	$776,845	(4)

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$398,034	(5)	$346,180	(6)

(1)	Represents sum of (i) annual salary for fiscal year 2012 of $580,553 and (ii) target cash incentive for fiscal year 2012 of $290,277.
(2)	Represents sum of (i) annual salary of $580,553 and (ii) actual cash incentive paid for fiscal year 2012 of $203,194.
(3)	Represents sum of (i) annual salary for fiscal year 2012 of $545,633 and (ii) target cash incentive for fiscal year 2012 of $272,817.
(4)	Represents sum of (i) annual salary of $545,633 and (ii) actual cash incentive paid for fiscal year 2012 of $231,212.
(5)	Represents sum of (i) annual salary for fiscal year 2012 of $306,180 and (ii) target cash incentive for fiscal year 2012 of $91,854.
(6)	Represents sum of (i) annual salary of $306,180 and (ii) actual cash incentive paid for fiscal year 2012 of $40,000.

Long-Term Incentive Equity Awards

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the Compensation Committee believe that stock ownership encourages our executives to create value for our Company over the long term. We also believe that stock ownership promotes retention and affiliation with us by allowing our executives to share in our long-term success while aligning executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax treatment. We also have evaluated from time to time the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (“RSUs”) or other vehicles based on full value shares. The Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Each of our named executive officers has an annual option or award opportunity. The actual amount of the annual option grant or other award, if any, for each of our named executive officers is determined on a discretionary basis by the Compensation Committee without the use of any formalized mathematical formulas. In determining the amount of the awards, the Compensation Committee evaluates the executive’s performance and contribution to our annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of our pipeline of therapeutic candidates, growth in our intellectual property portfolio, development of our manufacturing and operating capabilities, enhancements to our financial reporting systems and controls, and the successful negotiation of advantageous out-licensing and other collaborative agreements. The Compensation Committee does not assign weightings to the foregoing factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our named executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each named executive officer.

In August 2012, the Compensation Committee granted certain long-term incentive equity awards to our named executive officers after reviewing corporate and individual performance in fiscal year 2012 in the context of the factors which the Compensation Committee believes contributes to overall corporate growth and considering overall compensation of each of our named executive officers in fiscal year 2012. In determining the equity grants to be awarded, the Compensation Committee considered the corporate and individual performance results described under Annual Short-Term Cash Incentives above. Upon evaluation of each named executive officer’s performance in the 2012 fiscal year, the Compensation Committee granted equity incentive awards under our 2006 Stock Incentive Plan as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying RSUs
Cynthia L. Sullivan	President and Chief Executive Officer	183,200	100,000

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	157,100	87,500

Gerard G. Gorman	Senior Vice President, Finance and Chief Financial Officer	36,600	20,000

The stock options granted to our named executive officers have a seven-year term and vest, based on continued employment, 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter. The stock options were granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns. There are no holding period requirements for shares of our common stock acquired through exercise of vested stock options. The RSUs granted to our named executive officers vest with respect to 25% of the underlying shares on the first anniversary of the date of grant and with respect to 6.25% on a quarterly basis thereafter, based on continued employment. We issue to the executive shares of our common stock when the RSUs vest. Upon a change of control of the Company all stock options, RSUs and other equity rights will become fully vested and exercisable.

Fiscal Year 2013 Changes to Equity Awards Program. There are no changes to the Equity Awards Program anticipated for the 2013 fiscal year.

Executive Benefits and Perquisites

The named executive officers also are provided with certain benefits and perquisites. The Committee believes that such benefits are necessary for us to remain competitive and to attract and retain top caliber executive officers because such benefits are typically provided by companies in the biopharmaceutical industry and by other companies with which we compete for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2012, we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2012 was $17,000, or $22,500 for employees who are 50 years old or older. We also increase our employees’, including our named executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to 100% of the employee’s annual base salary.

Additional Incentive Compensation

In accordance with the terms of Dr. Goldenberg’s employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of our Annual Net Revenue (as defined in the agreement) in each year that we record net income. With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an additional incentive compensation payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for additional incentive compensation payments.

For the fiscal year ended June 30, 2012, we reported a net profit, therefore in accordance with his employment agreement, Dr. Goldenberg received incentive compensation of $479,036, of which $150,000 was paid quarterly during the 2012 fiscal year in accordance with the terms of his employment agreement and $329,036 was paid in August 2012. For the fiscal year ended June 30, 2011, we reported a net loss, therefore Dr. Goldenberg received the minimum additional incentive compensation of $150,000 paid quarterly during the 2011 fiscal year. Because we reported net income for the year ended June 30, 2010, we paid Dr. Goldenberg additional incentive compensation of $882,478, of which an aggregate of $150,000 was paid quarterly during the 2010 fiscal year in accordance to the terms of his employment agreement and $732,478 was paid in September 2010. The aggregate compensation value of this benefit is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Employment, Severance and Change in Control Agreements

We have employment agreements with Ms. Sullivan and Dr. Goldenberg and a Change in Control and Severance Agreement with Mr. Gorman. These agreements are summarized in the section below entitled “Employment Contracts, Termination of Employment and Change-in-Control Agreements” and the change-in-control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled “Calculation of Potential Payments upon Termination or Change in Control.” We decided to provide severance benefits to recognize accomplishments of executives supporting the approved strategic plan. The change-in-control arrangements are to assure continuity of “key personnel” in a transition period following a change in control of the Company.

IRC Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the three highest paid executive officers other than the CEO and chief financial officer, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. Our 2006 Stock Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2006 Stock Incentive Plan may or may not qualify. Restricted Stock Units granted in 2012 are not considered performance-based compensation, and might not be tax deductible upon vesting. In establishing the cash and equity incentive compensation programs for the named executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn incentive compensation, including cash incentive programs tied to our financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Immunomedics, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2012.

The Compensation Committee

Brian A. Markison, Chairman

Marcella LoCastro

Mary E. Paetzold

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2012, 2011 and 2010 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2012 (collectively, the “named executive officers”). We do not have any other executive officers.

Name and Principal Position	Year	Salary ($)			Bonus ($)		Stock Awards ($)		Option Awards(1) ($)		Non- Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
Cynthia L. Sullivan President and Chief Executive Officer	2012 2011 2010	$ $ $	580,553 558,600 558,600		$ $ $	— — —	$ $ $	514,500 — —	$ $	— 468,480 —	$ $ $	203,194 167,580 96,255	— — —	$ $ $	3,062 3,062 3,062	(2) (2) (2)	$ $ $	1,301,309 1,197,722 657,917

Dr. David M. Goldenberg Chairman, Chief Scientific Officer and Chief Medical Officer	2012 2011 2010	$ $ $	545,633 525,000 525,000	(3) (3) (3)	$ $ $	— — —	$ $ $	686,000 — —	$ $	— 585,600 —	$ $ $	231,212 157,500 149,600	— — —	$ $ $	482,098 153,062 885,540	(2)(4) (2)(4) (2)(4)	$ $ $	1,944,943 1,421,162 1,560,140

Gerard G. Gorman SVP Finance and Chief Financial Officer	2012 2011 2010	$ $ $	306,180 306,180 306,180		$ $ $	— — —	$ $ $	68,600 — —	$	— 93,696 —	$ $ $	40,000 25,000 50,519	— — —	$ $ $	3,062 3,062 3,062	(2) (2) (2)	$ $ $	417,842 427,938 359,761

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $3,062, $3,062, and $3,062 in fiscal years 2012, 2011 and 2010, respectively.
(3)	Includes compensation of $55,000 received from IBC Pharmaceuticals, our majority owned subsidiary, for services rendered in fiscal years 2012, 2011 and 2010.
(4)	Includes additional incentive compensation payments in the amount of $479,036, $150,000 and $882,478 paid to Dr. Goldenberg pursuant to his employment agreement for the 2012, 2011 and 2010 fiscal years, respectively.

Grants of Plan-Based Awards in Fiscal Year 2012

The table below details fiscal year 2012 grants of plan-based awards received for each of the named executive officers. The equity incentive awards granted in August 2012 for fiscal year 2012 activity will appear in next year’s proxy statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)
Cynthia L. Sullivan	8/24/11	$—	$290,277	$435,416	150,000	$514,500
Dr. David M. Goldenberg	8/24/11	$—	$272,817	$409,226	200,000	$686,000
Gerard G. Gorman	8/24/11	$—	$91,854	$137,781	20,000	$68,600

(1)	Represents the range of performance bonuses that can be earned by the named executive officers if the target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the target and maximum levels. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” on page 35 of this proxy statement. The actual cash bonus paid to each named executive officer for their 2012 performance is reported as Non-equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	Represents equity incentive awards granted in August 2011. A description of the terms of the stock awards was disclosed under “Compensation Discussion and Analysis—Long-Term Incentive Equity Awards” on page 37 of the 2011 proxy statement.
(3)	Represents the grant date fair value under FASB ASC Topic 718 of stock awards granted in fiscal year 2012. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012 Table

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of June 30, 2012.

	Option Awards(1)						Stock Awards(2)
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
Cynthia L. Sullivan	06/11/2003	200,000			$7.62	06/10/2013
	06/09/2004	150,000			$5.44	06/08/2014
	06/15/2005	150,000			$1.75	06/14/2015
	06/14/2006	150,000			$2.63	06/13/2016
	07/09/2007	100,000			$4.39	07/08/2014
	07/18/2008	93,750	6,250		$2.67	07/17/2015	6,250	$22,250
	06/10/2009	75,000	25,000		$2.50	06/09/2016	25,000	$89,000
	07/23/2010	87,500	112,500		$3.28	07/22/2017
	08/24/2011						150,000	534,000
Dr. David M. Goldenberg	06/11/2003	200,000			$7.62	06/10/2013
	06/09/2004	150,000			$5.44	06/08/2014
	06/15/2005	150,000			$1.75	06/14/2015
	06/14/2006	150,000			$2.63	06/13/2016
	07/09/2007	150,000			$4.39	07/08/2014
	07/18/2008	281,250	18,750		$2.67	07/17/2015
	06/10/2009	243,750	81,250		$2.50	06/09/2016
	07/23/2010	109,375	140,625		$3.28	07/22/2017
	08/24/2011						200,000	712,000
Gerard G. Gorman	06/11/2003	15,000			$7.62	06/10/2013
	04/02/2004	30,000			$4.22	04/01/2014
	06/09/2004	20,000			$5.44	06/08/2014
	02/10/2005	100,000			$3.24	02/09/2015
	06/15/2005	50,000			$1.75	06/14/2015
	06/14/2006	75,000			$2.63	06/13/2016
	07/09/2007	60,000			$4.39	07/08/2014
	07/18/2008						3,125	$11,125
	06/15/2009						15,000	$53,400
	07/23/2010	17,500	22,500		$3.28	07/22/2017
	08/24/2011						20,000	71,200

(1)	Except for the stock option grants issued in fiscal years 2012, 2011, 2010, 2009 and 2008, each stock option grant has been granted under the 2002 Stock Option Plan and has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first 4 years of service with us measured from the grant date. Each stock option granted in fiscal years 2012, 2011, 2010, 2009 and 2008 was granted under the 2006 Stock Incentive Plan, has a term of 7 years measured from the grant date and vests ratably, 25% after the first year from the date of grant and 6.25% for each subsequent three-month period, during the first 4 years of service with us measured from its grant date. Upon a change of control all stock options held by our named executive officers will become fully vested and exercisable on the date on which the change of control occurs. In addition, all stock options held by Ms. Sullivan and Dr. Goldenberg will remain exercisable for a period of 24 months following the end of the remaining balance of the term of their employment agreements.
(2)	Stock awards granted to named executive officers have a term of four years from the date of grant and vest ratably, 25% after the first year from date of grant and 6.25% for each subsequent three-month period. Upon a change of control all stock awards held by our named executive officers will become fully vested on the date on which the change of control occurs.

Fiscal Year 2012 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of options and the vesting of restricted stock units for each of the named executive officers during fiscal year 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cynthia L. Sullivan	—	—	50,000	$178,750
Dr. David M. Goldenberg	—	—	—	—
Gerard G. Gorman	—	—	27,500	$97,200

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of June 30, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,238,475	$3.46	4,802,042
Equity compensation plans not approved by security holders	—	—	—

Total	6,238,475	$3.46	4,802,042

Stock Option Plan

Certain of the outstanding option agreements issued under our prior plan, the 2002 Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control. In the event of a change in control, each option granted to an optionee after June 12, 2002, will immediately become vested and fully exercisable in the event of a change in control only if so specified in the optionee’s option agreement or otherwise approved by the Compensation Committee. The named executive officers’ option grants include such provision.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to receive under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the last three fiscal years we have not contributed to the retirement plan in excess of $3,062 per year for any of our named executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan

Employment Agreement. On July 5, 2011, we entered into a Fourth Amended and Restated Employment Agreement with Ms. Sullivan, (the “Sullivan Agreement”).

The term of the Sullivan Agreement (the “Term”) began as of July 1, 2011 and will continue until July 1, 2014. The expiration of the Sullivan Agreement in the absence of a successor employment agreement will be treated as a termination of Ms. Sullivan’s employment without “cause” (as defined in the Sullivan Agreement) for purposes of the Sullivan Agreement; provided, however, that if we present to Ms. Sullivan, on or before March 1, 2014, a written offer to extend the Term on substantially the same terms and conditions as set forth in the Sullivan Agreement or on terms and conditions that, in the aggregate, are more economically favorable to Ms. Sullivan than as set forth in the Sullivan Agreement, as determined in the good faith discretion of the Compensation Committee, and Ms. Sullivan does not accept such offer, then the expiration of the Sullivan Agreement in the absence of a successor employment agreement will be treated as a voluntary termination of Ms. Sullivan’s employment for purposes of the Sullivan Agreement.

Ms. Sullivan’s annual base salary for the 2012 fiscal year was $580,553 (“Base Salary”), which is reviewed annually for appropriate increases by our Board of Directors or the Compensation Committee of the Board. On August 27, 2012 the Compensation Committee increased the Base Salary to $597,970 for the 2013 fiscal year. Ms. Sullivan is also eligible to participate in our incentive compensation plan in place for our senior level executives. In addition, Ms. Sullivan is eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee. Ms. Sullivan’s annual bonus target is 50% of her Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

In the event Ms. Sullivan’s employment is terminated without “cause” (as defined in the agreement) or Ms. Sullivan terminates employment for “good reason” (as defined in the agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive severance payments in an amount equal to the sum of: (x) 200% of her Base Salary in effect at the time of her termination, and (y) 200% of the target bonus established for the fiscal year in which her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, we will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and her eligible dependents for a period of 18 months following her termination date above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of ours throughout such period.

In the event Ms. Sullivan’s employment terminates without cause or for good reason within one year following a “change of control” (as defined in the agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her Base Salary in effect at the time of her termination and (y) 300% of the target bonus established for the fiscal year in which the date of termination occurs. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, for a period of 18 months following such termination, we will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and her eligible dependents above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of ours throughout such period.

As a condition to payment of the severance described above, Ms. Sullivan is required to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of her employment by us, or the termination thereof.

Upon termination without cause or for good reason within one year following a “change of control” (as defined in the agreement), all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the option be exercisable beyond its original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Upon termination due to death or disability, Ms. Sullivan, or her estate, as applicable, will be entitled to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs, prorated for her period of service during that year.

The Sullivan Agreement provides that throughout the Term of the Agreement and for a period of two (2) years thereafter, Ms. Sullivan shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with us in the field of therapeutic antibodies for cancer; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Sullivan Agreement also provides that Ms. Sullivan shall, during the Term of the Agreement and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. In the event Ms. Sullivan breaches any of the restrictive covenants in the Sullivan Agreement, all severance payments otherwise owed to Ms. Sullivan shall cease immediately.

Dr. David M. Goldenberg

Employment Agreement. On July 5, 2011, we entered into a Third Amended and Restated Employment Agreement with Dr. Goldenberg, (the “Goldenberg Agreement”).

The Goldenberg Agreement which is effective July 1, 2011, will continue, unless earlier terminated by the parties, until July 1, 2016.

Dr. Goldenberg’s annual base salary under the Goldenberg Agreement was $545,633 for the 2012 fiscal year (the “Base Salary”), which is reviewed annually by our Board or the Compensation Committee. On August 27, 2012, the Compensation Committee increased the Base Salary to $564,730 for the 2013 fiscal year. Dr. Goldenberg also remains eligible to participate in our incentive compensation plans in place for our senior level executives. In connection with his participation in our incentive plan, Dr. Goldenberg’s annual bonus target is 50% of his Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Under the terms of his employment agreement, Dr. Goldenberg will also be eligible to receive certain additional incentive compensation related to our net income or loss (the “Additional Incentive Compensation”), which remain unchanged from his prior agreement, as follows: With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an Additional Incentive Compensation Payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In the event we record positive net income with respect to any fiscal year during either the term of Dr. Goldenberg’s employment or the 3-year period following termination during which Dr. Goldenberg is subject to non-compete covenants, Dr. Goldenberg will receive a sum equal to 1.5% of our Annual Net Revenue (as defined in the agreement) for each such fiscal year. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for Additional Incentive Compensation Payments, Lifetime Royalty Payments, described below, and Dispositions of Undeveloped Assets, described below.

In addition to the Additional Incentive Compensation Payments, under the terms of his employment agreement we will pay Dr. Goldenberg for each fiscal year a sum equal to a percentage of the annual Product Royalties (as defined in the agreement) we receive pertaining to the products for which Dr. Goldenberg is an inventor and all products using, related to or derived from products for which Dr. Goldenberg is an inventor. These payments will continue for each Patented Product (as defined in the agreement) for the remaining Life of the Patent (as defined in the agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

Patent Lifetime Royalty Payments shall be due and owing from us to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of each Patent both during his employment with us and after his employment terminates, except that Patent Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. During the term of the Goldenberg Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Goldenberg Agreement) paid to him as described below.

In the event we complete a Disposition (as defined in the Goldenberg Agreement) during the Term of the Goldenberg Agreement, or within three years thereafter, of any one or more of our Undeveloped Assets (as defined in the Goldenberg Agreement) for which Dr. Goldenberg was an Inventor, we will pay Dr. Goldenberg a sum equal to at least twenty percent, or more (as determined by the Board), of the Consideration we receive from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. Our obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the Term of the Goldenberg Agreement or within three years thereafter, even if we actually receive the Consideration at some time after the three year period elapses.

We agree to make a minimum payment of $150,000 (the “Minimum Payments”) to Dr. Goldenberg during each of our fiscal years during the Term of the Goldenberg Agreement, payable in equal quarterly payments, as an advance against the amounts due to Dr. Goldenberg as Additional Incentive Compensation, Patent Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

The Goldenberg Agreement provides that in the event we terminate Dr. Goldenberg’s employment at any time without Good Cause (as defined in the Goldenberg Agreement) or Dr. Goldenberg resigns for “Good Reason” (as defined in the Goldenberg Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to three times his Total Annual Compensation for the contract year in which the termination occurs. For this purpose, “Total Annual Compensation” is the sum of Dr. Goldenberg’s annual base salary in effect at that time, the target bonus established for the fiscal year in which the date of termination occurs, the Minimum Payments due for that contract year, and the Additional Incentive Compensation. In addition, we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 24 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company. In the event we request that Dr. Goldenberg provide services to us after his employment has terminated, we will pay for the reasonable cost of an office and administrative assistant support for Dr. Goldenberg.

The Goldenberg Agreement also provides that in the event of a Change of Control (as defined in the Goldenberg Agreement), if Dr. Goldenberg terminates his employment upon ninety days prior written notice to the Company or its successor, to be effective not later than the second anniversary of a Change of Control of the Company, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times his Total Annual Compensation. In addition, we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 36 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company.

We may require Dr. Goldenberg to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of Dr. Goldenberg’s employment by us, or the termination thereof as a condition to receiving the severance payments described above.

The Goldenberg Agreement provides, consistent with Dr. Goldenberg’s prior employment agreement, that upon the occurrence of a Change of Control (as defined in the Goldenberg Agreement), all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and/or exercisable, as the case may be, on the date on which the change in control occurs, and all stock options held by Dr. Goldenberg shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four months following the end of the remaining balance of the Term of the Goldenberg Agreement; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

The Goldenberg Agreement provides that throughout the Term of the Goldenberg Agreement and for a period of three years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with us; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg shall, during the Term of the Goldenberg Agreement and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and the Company majority-owned subsidiary IBC Pharmaceuticals, Inc.

Gerard G. Gorman

On December 17, 2008, we entered into an Amended and Restated Change of Control and Severance Agreement with Mr. Gorman to bring his then-existing agreement into documentary compliance with Section 409A of the Internal Revenue Code. In the event Mr. Gorman is terminated pursuant to an involuntary termination (including his involuntary dismissal or discharge by us other than for cause, or his voluntary resignation within 90 days following the occurrence of certain events) within twelve months following a “change in control” (as defined in the agreement), Mr. Gorman will receive from us (i) a lump-sum payment equal to 200% of his then-current base salary and bonus; (ii) accelerated vesting of all outstanding options such that each outstanding option immediately vests and become exercisable for a specified period; (iii) a lump-sum severance payment equal to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect his actual period of service during such fiscal year); and (iv) reimbursement for costs of continued health coverage for a specified period.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers under their employment agreements in the form in which those agreements existed as of June 30, 2012, or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer. The data in the table reflects June 29, 2012, the last business day of our 2012 fiscal year as a hypothetical termination date or change in control date and, where applicable, reflects amounts calculated using the closing price of our common stock of $3.56 (as reported on the NASDAQ Global Market for June 29, 2012, the last trading day of our 2012 fiscal year). All defined terms not defined in this section have the meanings set forth in each officer’s respective employment agreement or change in control and severance agreement.

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($) (1)	Office and Secretarial Support ($)	Total ($)
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before Change in Control)	$2,031,936	$26,105	—	—	$2,058,041
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$2,902,765	$26,105	$515,125	—	$3,443,995
	Voluntary Termination	—	—	—	—	—
	Disability	$290,277	—	—	—	$290,277
	Death	$290,277	—	—	—	$290,277
Dr. David M. Goldenberg	Termination without Cause or Resignation for Good Reason (before Change in Control)	$3,178,165	$34,807	—	$240,325	$3,453,297
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,178,165	$52,210	$633,593	$360,488	$4,224,456
	Expiration or Non-renewal of Employment Agreement by Company	$422,817	—	—	—	$422,817
	Voluntary Termination	—	—	—	—	—
	Disability	$422,817	—	—	—	$422,817
	Death	$422,817	—	—	—	$422,817
Gerard G. Gorman	Termination without Cause or Resignation for Good Reason (before Change in Control)	—	—	—	—	—
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$887,922	$15,779	$99,050	—	$1,002,751
	Voluntary Termination	—	—	—	—	—
	Disability	—	—	—	—	—
	Death	—	—	—	—	—

(1)	All outstanding stock options and other stock-based awards become fully vested and exercisable, as applicable, upon the occurrence of a change of control irrespective of whether employment terminates or continues thereafter.

The amounts shown in the table above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on June 29, 2012. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the employment agreements, change in control and severance agreement, stock option and restricted stock unit agreements and our stock incentive plans.

Fiscal Year 2012 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2012 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was the original founder of our Company 30 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Medical Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, was located in Belleville, New Jersey. We sublease approximately 1,000 square feet of our Morris Plains facility to CMMI. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to spend such time as is necessary to fulfill his duties to CMMI and IBC Pharmaceuticals, Inc., provided that such duties do not materially interfere with his ability to perform any of his obligations under the employment agreement. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and a former executive officer, is a former adjunct member of CMMI. CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $207,000, $305,000 and $426,000 during the years ended June 30, 2012, 2011 and 2010, respectively. In fiscal years ended June 30, 2012, 2011 and 2010 we incurred $37,000, $61,000 and $49,000, respectively, of legal expenses on behalf of CMMI for patent-related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics.

As of June 30, 2012, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,599,705 shares of Series A Preferred Stock	73.26%
Third Party Investors	643,701 shares of Series B Preferred Stock	8.42%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

IBC is engaged in the research and development of novel cancer radioimmunotherapeutics using patented pretargeting technologies with proprietary, bispecific antibodies. Certain of our employees, including Dr. Goldenberg and Ms. Sullivan, are also employed by IBC. In his capacity as our Chief Scientific Officer and Chief Medical Officer and Chairman of IBC, Dr. Goldenberg directs the research and development activities for both Immunomedics and IBC. As a result, the development of new intellectual property is allocated to either Immunomedics or IBC and, in some cases is the joint property of Immunomedics and IBC.

In fiscal year 2012, $55,000 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2012, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Gorman and Ms. Phyllis Parker, our Secretary, served as the acting President, Treasurer and Secretary, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASDAQ listing standards. The Audit Committee has reviewed and updated this charter annually. This amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2012.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics maintained effective internal control over financial reporting as of June 30, 2012, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Immunomedics’ accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2012. Information about the auditors’ fees for fiscal year 2012 is listed below in this proxy statement under “Independent Registered Public Accounting Firm”. Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2012. The Audit Committee has also selected Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2013.

The Audit Committee

Mary E. Paetzold, Chairperson

Marcella LoCastro

Don C. Stark

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for fiscal 2013. Ernst & Young has served as our independent registered public accounting firm since July 1, 2002.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Other Fees

These tables show fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2012 and June 30, 2011, and fees billed to us for other services rendered by Ernst & Young LLP during those periods:

	2012	2011
Audit Fees(1):	$408,000	$395,000
Audit Fees For Federal Grant Program(2):	35,000	35,000
Tax Fees:	—	4,000
All Other Fees:	—	—

Total	$443,000	$434,000

(1)	Audit fees include fees for audit work performed in the review of the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, statutory audits, and attestation and consulting services regarding financial accounting and/or reporting standards.
(2)	Audit fees are for services provided by Ernst & Young LLP related to the audit of our grant fund proceeds received from the U.S. Department of Health and Human Services.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $20,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, there has been compliance with all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners. There were no transactions in the fiscal year ended June 30, 2012, by such persons that were not timely reported under Section  16(a).

Stockholder Proposals for Fiscal 2013 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2013, stockholder proposals must be received no later than June 27, 2013. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 10, 2013, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.proxyvote.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

APPENDIX A

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE

I.	STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”).

II.	PURPOSE

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The purpose of the Committee is: (1) to oversee the accounting and reporting processes of the Company and the audits of the financial statements of the Company; (2) to interact directly with, and evaluate the qualifications, performance and independence of, the Company’s independent registered public accounting firm; (3) to assist the Board as appropriate in connection with the Board’s responsibilities in overseeing the Company’s compliance with legal and regulatory requirements; and (4) to take appropriate action in connection with the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III.	COMPOSITION; MEETINGS AND OPERATIONS

The Committee shall consist of at least three directors who shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Each member of the Committee, in the judgment of the Board, shall be an “independent director” of the Company as that term is defined by the Sarbanes-Oxley Act of 2002 (the “S-O Act”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3(b)(1) of the Exchange Act, the rules of The NASDAQ Global Market, and any other law, rule or regulation applicable to the Company. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand the Company’s financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including serving or having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the S-O Act and the final rules promulgated thereunder and as determined by the Board.

Committee members and a Chairperson of the Committee shall be appointed by the Board. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

A majority of the Committee shall constitute a quorum for the transaction of business. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee Chairperson’s vote shall decide the issue.

The Committee shall meet, in person or telephonically, at least four times annually, or more frequently as circumstances dictate. The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent registered public accounting firm and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee shall make regular reports to the full Board.

The Committee shall have the authority to conduct any investigation appropriate to fulfilling its duties and responsibilities, and shall have direct access to the Company’s independent registered public accounting firm as well as anyone in the Company. The Committee has the ability to retain and pay, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate to one or more members of the Committee the authority to pre-approve audit and permitted non-audit services. Such members must report grants of pre-approval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

IV.	RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. While the Committee has the responsibilities set forth in this Charter, the Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for determining that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.

In carrying out its duties and responsibilities, the Committee shall:

Financial Reporting

1.	Review with management and the independent registered public accounting firm the Company’s year-end audited financial statements to determine whether to recommend to the Board that the Company’s audited financial statements be filed with the SEC in its Annual Report on Form 10-K.

2.	Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent registered public accounting firm.

3.

Review with the independent registered public accounting firm and financial and accounting personnel: (i) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4.	Review and discuss reports from the independent registered public accounting firm regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences; and (iv) any significant disagreements with management.

5.	In consultation with management and the independent registered public accounting firm, consider the integrity of the Company’s financial reporting processes, internal controls and disclosure controls and procedures. Discuss the Company’s policies for financial risk assessment and management, including the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

6.	Review with management and the independent registered public accounting firm the Company’s quarterly financial information prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q.

7.	Discuss generally (i.e., the nature of information to be presented and the type or form of presentation to be made in) the Company’s earnings press releases.

8.	Review and discuss with management, and the independent registered public accounting firm, the attestation report provided by the independent registered public accounting firm.

9.	On a quarterly basis, review and discuss with the independent registered public accounting firm and management (including the Company’s Chief Executive Officer and Chief Financial Officer), as appropriate, the following:

(a)	the certifications of the principal executive officer and principal financial officer required to be made in connection with the Company’s periodic reports under the Exchange Act and the S-O Act;

(b)	all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Company’s independent registered public accounting firm;

(c)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and

(d)	any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

10.	Consider important trends and developments in financial reporting practices as the Committee may, in its discretion, determine to be advisable. The Committee may seek guidance from expert advisors in evaluating such developments.

11.	Prepare the annual Audit Committee Report required by Item 407(d) of Regulation S-K to be included where necessary in the Company’s proxy statement relating to its annual meeting of stockholders.

12.	Review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Committee.

Independent Registered Public Accounting Firm

13.	Be directly responsible for the appointment, retention, termination, compensation and oversight of any registered public accounting firm engaged to prepare or issue an audit report on the Company’s financial statements or perform other audit, review or attest services for the Company (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting).

14.	Have ultimate authority to approve all audit engagement fees and terms of the engagement of the independent registered public accounting firm, who shall report directly to the Committee.

15.	Review and evaluate the experience, qualifications and performance of the senior members of the independent registered public accounting firm on an annual basis

16.	On an annual basis, ensure receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the auditors and the Company, consistent with applicable requirements of the Public Company Accounting Oversight Board, and actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent registered public accounting firm. The Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the S-O Act.

17.	Review and pre-approve all audit, review, attest and non-audit services not prohibited by Section 201 of the S-O Act (as codified in Section 10A(g) of the Exchange Act) and the final rules promulgated thereunder to be provided by the independent registered public accounting firm (except those services that satisfy the de minimis exception set forth in Section 10A(i) of the Exchange Act). As described in this Charter under “Composition; Meetings and Operations,” the Committee has the authority to delegate this pre-approval responsibility to one or more members of the Committee.

18.	Review and discuss the independent registered public accounting firm’s audit plan, including responsibilities, scope, budget, staffing, locations, reliance upon management and general audit approach.

19.	Prior to releasing the Company’s year-end earnings, discuss the results of the audit with the independent registered public accounting firm.

20.	Discuss with the independent registered public accounting firm any matters required to be communicated to the Committee by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the audit. Such discussion should include any changes required in the planned scope of the audit and any matters communicated by the independent registered public accounting firm to management which the auditors view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

21.	Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

22.	Periodically review the independent registered public accounting firm to assure that all partners who perform audit services for the Company have not performed audit services for the Company in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the independent registered public accounting firm, including removal and replacement.

23.

Review the hiring by the Company of employees or former employees of the independent registered public accounting firm. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the independent registered public accounting firm (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team. Notwithstanding the foregoing, the Company will not hire any person if the employment of such person would result in the Company’s current independent registered public accounting firm not being independent (as defined under Item 2-01 of Regulation S-X).

Legal Compliance

24.	Review with management and/or outside legal counsel, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

25.	Timely report any non-audit service(s) being performed by the independent registered public accounting firm to the Company’s Chief Financial Officer (or such employee of the Company that performs a similar function or is designated by such officer for this purpose) so that such information may be disclosed in the Company’s SEC filings as necessary.

Other Responsibilities

26.	Review and reassess the adequacy of this Charter at least annually. Submit any proposed changes to the Charter to the Board for approval. Ensure inclusion of this Charter in the Company’s annual proxy statement at least once every three years or as required by SEC regulations.

27.	Take appropriate action in connection with the report required by the rules of the SEC to be included in the Company’s annual proxy statement (and any other required reports).

28.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

29.	Review, and update periodically, in consultation with the Company’s Nominating and Corporate Governance Committee, the Company’s Business Conduct Guidelines and ensure that management has established a system to enforce such guidelines.

30.	Meet separately, periodically with management and the independent registered public accounting firm.

31.	Maintain minutes of meetings and periodically report to the full Board on significant results of the foregoing activities.

32.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

33.	Perform an annual self-assessment of the Committee’s performance.

APPENDIX B

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE COMPENSATION COMMITTEE

I.	Membership

The Compensation Committee (the “Committee”) is annually appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”). The Committee shall consist of two or more directors all of whom shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with applicable law and the rules of The NASDAQ Global Market, or such other exchange on which the Company’s common stock is then listed. In this regard, a person may serve on the Committee only if the Board determines that he or she: (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”); and (iii) is “independent” in accordance with the listing standards of The NASDAQ Global Market. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

II.	Meetings

The Committee shall meet at least once per fiscal year and at such other times as it determines to be necessary or appropriate. The Committee shall prepare minutes of each meeting and report to the Board at the next meeting of the Board following each such Committee meeting. The Committee may adopt such rules and procedures for the conduct of its affairs as it deems necessary or appropriate. These must be consistent with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee may designate one or more of the members to act for the Committee for specific actions. The Committee may form and delegate such authority of the Committee as it deems appropriate to one or more subcommittees, subject to the applicable requirements of the exemptions from Section 16(b) of the Exchange Act and Section 162(m).

III.	Responsibilities

The Committee shall:

1.	Review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company and its subsidiaries, which takes into consideration, among other things, business and financial objectives, industry and labor market best pay practices, peer company practices, competitive pressures and such other information as may be deemed appropriate by the Committee.

2.	Recommend to the Board an executive compensation policy that is designed to:

•	support overall business strategies and objectives,

•	attract, retain and motivate key executives,

•	link compensation with business objectives and organizational performance,

•	align executive officers’ interests with those of the Company’s stockholders, and

•	provide competitive compensation opportunities.

3.	Review the job performance of and approve the base salary and all salary changes for (a) the Chief Executive Officer and the President, and (b) with the involvement of the Chief Executive Officer and the President, the other officers of the Company, including, as applicable, review of performance target goals established from time to time at the beginning of a performance period and determination of whether performance goals have been achieved at the end of a performance period. Any deliberations or decisions relating to the compensation of the Chief Executive Officer or the President shall be made outside the presence of the Chief Executive Officer or the President, as applicable.

B-1

4.	Approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation of the Chief Executive Officer and other officers of the Company. After consultation with senior management, approve, in the aggregate, stock options, other equity compensation and annual bonuses for all other employees.

5.	Engage independent compensation consultants or outside legal consultants as necessary or appropriate to advise the Committee. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such consultants as established by the Committee.

6.	Review and approve incentive compensation plans, changes to existing incentive compensation plans and the operating rules under the Company’s incentive compensation plans, and recommend, where appropriate, Board approval of such plans. Review the non-employee or independent directors’ compensation program for competitiveness and plan design and recommend changes as appropriate to the Board. The Committee shall approve any inducement awards granted in reliance on the exemption from stockholder approval contained in NASDAQ Rule 5635(c)(4).

7.	Evaluate whether the Company’s incentive compensation plans encourage undue risk-taking by the Company’s Chief Executive Officer, President or any other officers and review the requisite disclosure in the Company’s Annual Report on Form 10-K or annual proxy statement on Schedule 14A.

8.	Administer the Company’s equity-based plans.

9.	Review and discuss annually with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K (“CD&A”).

10.	Consider annually whether to recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K, annual proxy statement on Schedule 14A or information statement on Schedule 14C.

11.	Prepare the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K. The Committee shall annually prepare a report on executive officer compensation as required by the Securities and Exchange Commission (the “Commission”) under the Exchange Act to be included in the Company’s annual proxy statement or Annual Report on Form 10-K filed with the Commission.

12.	Review its Charter annually and undertake additional activities within the scope of its Charter as the Committee may from time to time determine.

13.	Act on behalf of the Board on compensation matters that require action between regularly scheduled Board meetings.

14.	Perform an annual self-assessment of the Committee’s performance.

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APPENDIX C

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE GOVERNANCE AND NOMINATING COMMITTEE

I.	Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”) to:

•

With the assistance of management, assure that the Board and the Company maintain a standard of corporate governance that conforms to the rules and regulations of the Securities and Exchange Commission and the NASDAQ Global Market;

•

Review and provide advice and guidance with respect to the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance developed by management in consultation with legal counsel and recommend approval, as applicable, by the Board;

•

Review the Company’s existing corporate governance guidelines, policies and procedures, and periodically review legal and other developments relating to such guidelines, policies and procedures in consultation with the Audit Committee and legal counsel as appropriate;

•	Lead the Board in its annual review of the Board’s and its committees’ performance;

•	Identify qualified individuals to become Board members, and recommend to the Board the director nominees for the next annual meeting of stockholders;

•	Recommend nominees for each committee of the Board; and

•

Review the recommendations made by the CEO of individuals to serve in the senior executive officer positions of the Company, in consultation with the Compensation Committee as necessary or appropriate, and make recommendations to the Board.

II.	Membership

The Committee shall consist of at least two of the members of the Board. All of the members of the Committee shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with the rules of the NASDAQ Global Market. The Board shall appoint the members of the Committee, each of whom shall serve on the Committee until the earlier of such member’s (i) removal by the Board or (ii) death or resignation. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee deems appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the then-current listing standards of the NASDAQ Global Market. The subcommittee may consist of one independent director. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

III.	Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities or as otherwise required by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The act of a majority of the Committee members present at a meeting shall be the act of the Committee. Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

The Chair of the Committee or any two members of the Committee (if there are at least two members of the Committee at such time) may fix the time and place of the Committee’s meeting, unless the Board shall otherwise provide. In the absence of any member of the Committee, the Committee’s members who are present at any meeting of the Committee, whether or not they constitute a quorum, may appoint another director to act in the place of the Committee member who is not present at such meeting, provided that the Board determines that such other director is an independent director in accordance with applicable law, the then-current rules of the NASDAQ Global Market and this Charter.

IV.	Authority and Responsibilities

Corporate Governance:

The Committee shall:

•	Receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

•

Recommend policies on Board composition, such as the size of the Board, the desired mix of senior executives, persons with a significant relationship to the senior executives and persons without such a relationship, and the desired areas of expertise and levels of experience to be required of the Company’s independent directors;

•

Review key personnel and management succession plans, including a review of the qualifications for and candidates to fill vacancies in senior executive offices of the Company (as recommended by management);

•

Review and reassess, as necessary, the adequacy of the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance, as developed and prepared by management or recommended by legal counsel, and make recommendations to the Board regarding implementation and modification of such guidelines, policies and procedures;

•	Review and recommend to the Board for approval the Company’s Code of Business Conduct;

•	In consultation with the Compensation Committee of the Board, advise on changes in Board compensation;

•	Review the direct and indirect relationships of members of the Board with the Company or its management and assisting the Board with its determination of the independence of its members;

•	Make recommendations on the structure of Board meetings; and

•	Review the functions of the Company’s senior executives and make recommendations on changes.

Nominating:

The Committee shall:

•

Establish and periodically review the criteria and qualifications for membership on the Board, including the diversity of the professional experience, education and skills, as well as diversity of origin, for Board members and prospective nominees and, in consultation with legal counsel, ensure the proper disclosure of such criteria and qualifications and considerations of diversity in the Company’s annual proxy statement;

•

Review the qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors, of and recommend to the Board nominees for election to the Board at each annual meeting of stockholders and fill vacancies on the Board;

•

Establish policies and procedures for stockholders to introduce and recommend to the Board nominees for election as directors, including the appropriate public disclosure of such policies and procedures, review timely nominations for election of directors received from stockholders and ensure that such stockholders are advised of any final action taken by the Board with respect thereto;

•	Recommend to the Board the composition of each committee of the Board, including recommendations for the Chair of each committee;

•	Have the sole authority to retain and terminate any search firm to be used to identify director candidates and have the sole authority to approve the search firm’s fees and other retention terms; and

•	Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

General:

The Committee shall:

•	Make regular reports to the Board concerning the Committee’s activities;

•	Annually review its own performance; and

•	With the assistance of legal counsel as appropriate, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

APPENDIX D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IMMUNOMEDICS, INC.

Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The present name of the Corporation is Immunomedics, Inc.;

2. The original Articles of Incorporation of the Corporation (the “Original Certificate”) were filed with the Secretary of State of the State of Delaware on July 6, 1982;

3. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware; and

4. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Original Certificate.

The Original Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Immunomedics, Inc.

ARTICLE II

The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware, and to exercise any and all powers that corporations may now or hereafter exercise under the General Corporation Law of Delaware, including, without limitation, research and development activities whereby products may be produced for marketing in conjunction with other organizations.

ARTICLE III

The duration of the Corporation shall be perpetual.

ARTICLE IV

(a) The Corporation shall be authorized to issue One Hundred and Forty Five million (145,000,000) shares, consisting of One Hundred and Thirty Five million (135,000,000) shares of Common Stock, $.01 par value per share (“Common Stock”), and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

(b) The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is expressly authorized to fix the annual rate or rates for dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights, and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided.

ARTICLE V

The stockholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE VI

The business and affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors from time to time.

The Board of Directors of the Corporation may, from time to time, distribute to its stockholders out of capital surplus of the Corporation a portion of its assets in cash or property.

The Board of Directors of the Corporation, to the extent not prohibited by law, shall have the power to cause the Corporation to repurchase its own shares to the full extent of its unreserved and unrestricted capital surplus, or any other surplus, available therefor.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the General Corporation Law of Delaware, indemnify each director or officer or employee of the Corporation against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

The indemnification provided for by this Article VII shall not be deemed exclusive of any other rights to which directors or officers or employees of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or stockholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer or employee of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII need not be limited to the power of indemnification of the Corporation under the provisions of Section 145.

The Corporation shall indemnify each director, officer or employee of the Corporation who is, or is threatened to be made, a party to any threatened pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a “fiduciary” (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”) with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys’ fees) , claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud of willful breach of his fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys’ fees).

The Corporation shall advance all expenses (including attorneys’ fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned, or (b) the stockholders, determined that under the circumstances the person, by his conduct, is not entitled to indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee, to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

ARTICLE VIII

The address of the initial registered office of the Corporation is 100 West Tenth Street, Wilmington, County of New Castle, Delaware 19801 and the name of the initial registered agent at such address is The Corporation Trust Company.

ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right of or protection afforded to a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the Original Certificate, and which has been duly adopted in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been duly executed by its duly authorized President and Chief Executive Officer this              day of December, 2012.

IMMUNOMEDICS, INC.

By:
Name:
Title: President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 5, 2012

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Proposal to elect the nominees listed below as the Directors of the Company.			2.	Proposal to approve the executive compensation of our named executive officers.	☐	☐	☐
NOMINEES:	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Marcella LoCastro ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4.

Proposal to approve the amendment
and restatement of our Certificate of
Incorporation, as amended.

Proposal to ratify the appointment of
Ernst & Young LLP as the
Company’s independent registered
public accounting firm for the fiscal
year ending June 30, 2013.

						☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	I/we plan to attend the 2012 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 THE AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 5, 2012

IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to theses shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 24, 2012, in connection with the 2012 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 5, 2012, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Gerard G. Gorman, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the advisory vote on executive compensation (Proposal 2), FOR the amendment and restatement of our Certificate of Incorporation, as amended (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 (Proposal 4).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 5, 2012

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Proposal to elect the nominees listed below as the Directors of the Company.			2.	Proposal to approve the executive compensation of our named executive officers.	☐	☐	☐
NOMINEES:	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Marcella LoCastro ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4.

Proposal to approve the
amendment and restatement of
our Certificate of Incorporation,
as amended.

Proposal to ratify the
appointment of Ernst & Young
LLP as the Company’s
independent registered public
accounting firm for the fiscal
year ending June 30, 2013.

						☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	I/we plan to attend the 2012 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.